Exhibit (a)(1)(v)

Form of Company Meeting Timing Email

Please see the schedule below for the time and place of the meeting in your location regarding the Exchange Offer e-mail sent to you on April 19, 2005:

[LOCATION]: [TIME] a.m. [DAY OF WEEK], [MONTH AND DAY], 2005 at [LOCATION]

May 4, 2005—10 Days After Offer to Exchange Commences

We have just completed the first ten days of WatchGuard Technologies, Inc.’s stock option exchange offer. The offer to exchange your eligible stock options will expire at 9:00 p.m., Pacific Time, on Tuesday, May 17, 2005 unless we extend the offer. If you would like to participate in this offer, you must complete and sign the attached revised election form, unless you have already completed the election form which was previously provided to you, in which case you do not have to complete the attached form, and fax it to Karen M. Vogel, Director, Human Resources, at fax number (206) 613-6600 or hand deliver it to Karen M. Vogel, Director, Human Resources at WatchGuard Technologies, Inc., 505 Fifth Avenue South, Suite 500, Seattle, WA 98104-3892, U.S.A. before 9:00 p.m., Pacific Time, on Tuesday, May 17, 2005. Only responses that are complete, signed and actually received by Karen M. Vogel by the deadline will be accepted. If you have questions, please direct them to Karen M. Vogel at:

Method of Delivery	Deliver To
Hand delivery	Karen M. Vogel. You must obtain a written receipt from Karen M. Vogel or Kari L. Kobata, our Senior HR Analyst.

Facsimile	(206) 613-6600. You must obtain a fax confirmation.

Phone	(206) 613-3768.

Registered Mail or Overnight Courier

Karen M. Vogel, Director, Human Resources

WatchGuard Technologies, Inc.

505 Fifth Avenue South, Suite 500

Seattle, WA 98104-3892

Phone: (206) 613-3768

If you deliver by mail, you must use registered mail, signature requested. If you deliver by overnight courier, you must obtain a signature at delivery.

This notice does not constitute the offer to exchange eligible outstanding stock options. The full terms of the offer are described in (1) the Offer to Exchange Eligible Outstanding Stock Options; (2) the email from Karen M. Vogel, dated April 19, 2005; (3) the election form attached to this email; and (4) the notice of change of election form previously provided to you. You may also access these documents through WatchGuard Technologies, Inc.’s website at www.watchguard.com via the link “SEC Filings,” or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

May 12, 2005—Last Three Days

We are entering the last three days of WatchGuard Technologies, Inc.’s stock option exchange offer. After today, there are three (3) business days left to make your election. The offer to exchange your eligible stock options will expire at 9:00 p.m., Pacific Time, on Tuesday, May 17, 2005 unless we extend the offer. If you would like to participate in this offer and have not yet submitted an election form, you must complete and sign the election form which was previously provided to you in the email dated May 4, 2005 from Karen M. Vogel, and fax it to Karen M. Vogel, Director, Human Resources, at fax number (206) 613-6600 or hand deliver it to Karen M. Vogel, Director, Human Resources at WatchGuard Technologies, Inc., 505 Fifth Avenue South, Suite 500, Seattle, WA 98104-3892, U.S.A. before 9:00 p.m., Pacific Time, on Tuesday, May 17, 2005. Only responses that are complete, signed and actually received by Karen M. Vogel by the deadline will be accepted. If you have questions, please direct them to Karen M. Vogel:

Method of Delivery	Deliver To
Hand delivery	Karen M. Vogel. You must obtain a written receipt from Karen M. Vogel or Kari L. Kobata, our Senior HR Analyst.

Facsimile	(206) 613-6600. You must obtain a fax confirmation.

Phone	(206) 613-3768.

Registered Mail or Overnight Courier

Karen M. Vogel, Director, Human Resources

WatchGuard Technologies, Inc.

505 Fifth Avenue South, Suite 500

Seattle, WA 98104-3892

Phone: (206) 613-3768

If you deliver by mail, you must use registered mail, signature requested. If you deliver by overnight courier, you must obtain a signature at delivery.

This notice does not constitute the offer to exchange eligible outstanding stock options. The full terms of the offer are described in (1) the Offer to Exchange Eligible Outstanding Stock Options; (2) the email from Karen M. Vogel, dated April 19, 2005; (3) the election form previously provided to you; and (4) the notice of change of election form previously provided to you. You may also access these documents through WatchGuard Technologies, Inc.’s website at www.watchguard.com via the link “SEC Filings,” or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

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